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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934



       Date of Report (Date of earliest Event reported) August 20, 2000



                        Physicians Resource Group, Inc.
            (Exact name of registrant as specified in its charter)



          Delaware                     1-13778                  76-0456864
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


               14800 Landmark Blvd., Suite 500, Dallas, TX 75240
       Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code (972) 892-7200
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Item 5.  Other Events

         On August 20, 2000, Physicians Resource Group, Inc. (the "Company"), a debtor-in-possession, filed a Monthly Operating Report for the period
July 1, 2000 through July 31, 2000 with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), Case Number 00-30748-RCM. The Company's Monthly Operating Reports are not prepared on a consolidated basis and therefore do not include the results of asset sales, income, expense, assets or liabilities of the Company's subsidiaries. The Company's investment in subsidiaries of $76,587,643 included in the Monthly Operating Report for the month of July 2000 consists of various assets including cash of approximately $21,000,000 held by the Company's subsidiaries. Like the Company, the Company's subsidiaries are subject to a variety of possible claims of creditors and other third party liabilities. If these claims are substantiated, their value may exceed the amount of cash held by the Company's subsidiaries.

         The Company's wholly-owned subsidiary, EyeCorp, Inc. ("EyeCorp"), also a debtor-in-possession, filed on August 20, 2000, a Monthly Operating Report for the period July 1, 2000 through July 31, 2000 with the Bankruptcy Court. The Company intends to continue to file EyeCorp's separate Monthly Operating Reports together with the Company's Monthly Operating Reports under cover of Form 8-K.

         On August 4, 2000, the Company and EyeCorp filed with the Bankruptcy Court their Disclosure Statement and Joint Chapter 11 Plan of Liquidation.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits:

          99.1 Monthly Operating Report for the Company for July 1, 2000 through July 31, 2000.

          99.2 Monthly Operating Report for EyeCorp for July 1, 2000 through July 31, 2000.

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                                  SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                PHYSICIANS RESOURCE GROUP, INC.


DATE: August 31, 2000           By:   /s/ Michael Yeary
                                      -----------------
                                      Michael Yeary, President and
                                      Chief Restructuring Officer






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